Stradley Ronon Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, Pennsylvania 19103-7098
(215) 564-8000
January 8, 2010
Board of Trustees
AIM Variable Insurance Funds
11 Greenway Plaza, Suite 100
Houston, Texas 77046-1173
Re:	Registration Statement on Form N-14
Ladies and Gentlemen:
     We have acted as counsel to AIM Variable Insurance Funds (“AVIF”), a Delaware statutory trust, in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the “Registration Statement”). Pursuant to an Agreement and Plan of Reorganization (the “Agreement”), each series of AVIF identified on Exhibit A hereto (each an “Acquiring Fund”) will assume the assets and liabilities of the corresponding Van Kampen or Morgan Stanley open-end registered investment company, or series thereof, identified on Exhibit A hereto (each an “Acquired Fund”) in exchange for shares of the corresponding Acquiring Fund, as set forth on Exhibit A (each, a “Reorganization” and collectively, the “Reorganizations”).
     We have reviewed the Amended and Restated Agreement and Declaration of Trust and Amended and Restated By-Laws of AVIF, in each case as amended to the date hereof, resolutions adopted by AVIF in connection with the Reorganizations, the form of Agreement, which has been approved by AVIF’s Board of Trustees, the Registration Statement and such other legal and factual matters as we have deemed appropriate.
     This opinion is based exclusively on the provisions of the Delaware Statutory Trust Act governing the issuance of the shares of AVIF and the reported case law thereunder, and does not extend to the securities or “blue sky” laws of the State of Delaware or other States.
     We have assumed the following for purposes of this opinion:
     1. The shares of each Acquiring Fund will be issued in accordance with AVIF’s Amended and Restated Agreement and Declaration of Trust (the “Trust Agreement”) and Restated By-Laws, each as amended to date, the Agreement, and resolutions of AVIF’s Board of Trustees relating to the creation, authorization and issuance of shares and the Reorganizations.
     2. The shares of each Acquiring Fund will be issued against payment therefor as described in the Agreement, and that such payment will have been at least equal to the net asset value of such shares.
     On the basis of and subject to the foregoing, we are of the opinion that the shares of each Acquiring Fund to be issued to the corresponding Acquired Fund shareholders as provided by the

Agreement are duly authorized, and upon delivery will be validly issued and outstanding, and will be fully paid and non-assessable by AVIF.
     Both the Delaware Statutory Trust Act, as amended, and the Trust Agreement provide that shareholders of AVIF shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law, as amended, to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust’s obligations to the extent that the courts of another state that does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of property of an Acquiring Fund for all loss and expense of any shareholder held personally liable for the obligations of such Fund. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which an Acquiring Fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined by a court of competent jurisdiction not to be effective.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

Sincerely yours, STRADLEY RONON STEVENS & YOUNG, LLP
By:	/s/ Matthew R. DiClemente
Matthew R. DiClemente, Esq., a Partner

EXHIBIT A

Acquiring Fund (and share classes)	Corresponding Acquired Fund (and
and Acquiring Entity	share classes) and Acquired Entity
AIM Variable Insurance Funds
Invesco V.I. Dividend Growth Fund, a series of AIM Variable Insurance Funds	The Dividend Growth Portfolio, a series of Morgan Stanley Variable Investment Series
Series I	Class X
Series II	Class Y

Invesco V.I. Global Dividend Growth Fund, a series of AIM Variable Insurance Funds	The Global Dividend Growth Portfolio, a series of Morgan Stanley Variable Investment Series
Series I	Class X
Series II	Class Y

Invesco V.I. High Yield Fund, a series of AIM Variable Insurance Funds	The High Yield Portfolio, a series of Morgan Stanley Variable Investment Series
Series I	Class X
Series II	Class Y

Invesco V.I. Income Builder Fund, a series of AIM Variable Insurance Funds	The Income Builder Portfolio, a series of Morgan Stanley Variable Investment Series
Series I	Class X
Series II	Class Y

Invesco V.I. S&P 500 Index Fund, a series of AIM Variable Insurance Funds	The S&P 500 Index Portfolio, a series of Morgan Stanley Variable Investment Series
Series I	Class X
Series II	Class Y

Invesco V.I. Select Dimensions Balanced Fund, a series of AIM Variable Insurance Funds	The Balanced Portfolio, a series of Morgan Stanley Select Dimensions Investment Series
Series I	Class X
Series II	Class Y

Invesco V.I. Select Dimensions Dividend Growth Fund, a series of AIM Variable Insurance Funds	The Dividend Growth Portfolio, a series of Morgan Stanley Select Dimensions Investment Series
Series I	Class X
Series II	Class Y

Invesco V.I. Selection Dimensions Equally-	The Equally-Weighted S&P 500 Portfolio, a

A-1

Acquiring Fund (and share classes)	Corresponding Acquired Fund (and
and Acquiring Entity	share classes) and Acquired Entity
Weighted S&P 500 Fund, a series of AIM Variable Insurance Funds	series of Morgan Stanley Select Dimensions Investment Series
Series I	Class X
Series II	Class Y

Van Kampen V.I. Capital Growth Fund, a series of AIM Variable Insurance Funds	Van Kampen Life Investment Trust Capital Growth Portfolio, a series of Van Kampen Life Investment Trust
Series I	Class I
Series II	Class II

Van Kampen V.I. Comstock Fund, a series of AIM Variable Insurance Funds	Van Kampen Life Investment Trust Comstock Portfolio, a series of Van Kampen Life Investment Trust
Series I	Class I
Series II	Class II

Van Kampen V.I. Equity and Income Fund, a series of AIM Variable Insurance Funds	Equity and Income Portfolio, a series of The Universal Institutional Funds, Inc.
Series II	Class II

Van Kampen V.I. Global Tactical Asset Allocation Fund, a series of AIM Variable Insurance Funds	Van Kampen Life Investment Trust Global Tactical Asset Allocation Portfolio, a series of Van Kampen Life Investment Trust
Series I	Class I
Series II	Class II

Van Kampen V.I. Global Value Equity Fund, a series of AIM Variable Insurance Funds	Global Value Equity Portfolio, a series of The Universal Institutional Funds, Inc.
Series I	Class I

Van Kampen V.I. Government Fund, a series of AIM Variable Insurance Funds	Van Kampen Life Investment Trust Government Portfolio, a series of Van Kampen Life Investment Trust
Series I	Class I
Series II	Class II

Van Kampen V.I. Growth and Income Fund, a series of AIM Variable Insurance Funds	Van Kampen Life Investment Trust Growth and Income Portfolio, a series of Van Kampen Life Investment Trust
Series I	Class I
Series II	Class II

Van Kampen V.I. High Yield Fund, a series of AIM Variable Insurance Funds	High Yield Portfolio, a series of The Universal Institutional Funds, Inc.
Series I	Class I

Van Kampen V.I. International Growth	International Growth Equity Portfolio, a

A-2

Acquiring Fund (and share classes)	Corresponding Acquired Fund (and
and Acquiring Entity	share classes) and Acquired Entity
Equity Fund, a series of AIM Variable Insurance Funds	series of The Universal Institutional Funds, Inc.
Series II	Class II

Van Kampen V.I. Mid Cap Growth Fund, a series of AIM Variable Insurance Funds	Van Kampen Life Investment Trust Mid Cap Growth Portfolio, a series of Van Kampen Life Investment Trust
Series II	Class II

Van Kampen V.I. Mid Cap Value Fund, a series of AIM Variable Insurance Funds	U.S. Mid Cap Value Portfolio, a series of The Universal Institutional Funds, Inc.
Series I	Class I
Series II	Class II

Van Kampen V.I. Value Fund, a series of AIM Variable Insurance Funds	Value Portfolio, a series of The Universal Institutional Funds, Inc.
Series I	Class I

A-3